Exhibit 10.41

FORM OF LOAN AGREEMENT AND SECURED PROMISSORY NOTE

MONTAUK HOLDINGS LIMITED, a South African company (the “Borrower”), hereby promises to pay to MONTAUK RENEWABLES, INC., a Delaware corporation (the “Lender”), an amount equal to [_____________ U.S. DOLLARS ($__________)], together with accrued interest thereon, on the terms and conditions set forth herein.

This Loan Agreement and Secured Promissory Note (this “Loan Agreement and Note”) is subject to the Borrower obtaining the required prior exchange control approval from the Financial Surveillance Department of the South African Reserve Bank.

1. Payments of Principal and Interest. For value received, the Borrower promises to pay to the order of the Lender the aggregate principal amount outstanding (the “Outstanding Loan Amount”), together with all accrued and unpaid interest hereunder on or before December 31, 2022, pursuant to this Loan Agreement and Note. Interest on the Outstanding Loan Amount shall accrue at the rate of 0.4% per annum and shall be payable annually in arrears on each anniversary of the effective date of this Loan Agreement and Note (each such date, an “Interest Payment Date”). The Borrower shall pay interest on this Loan Agreement and Note, at the election of the Borrower on each Interest Payment Date (a) by increasing the outstanding principal amount of this Note (“PIK Interest”), (b) in cash to the Lender (“Cash Interest”) or (c) by any combination of (a) and (b), in an aggregate amount equal to the accrued and unpaid interest on the Outstanding Loan Amount on such date. Any interest due on an Interest Payment Date that is not paid by the Borrower as Cash Interest on such Interest Payment Date shall be deemed paid as PIK Interest with no further action required on the part of the Borrower. Following an increase in the Outstanding Loan Amount as a result of PIK Interest, this Loan Agreement and Note shall bear interest on such increased Outstanding Loan Amount from and after the date of such Interest Payment Date. The amount of interest payable hereunder shall be calculated by reference to the actual number of days elapsed on the basis of a 365-day year. Any payment of interest due and payable on an Interest Payment Date that is not a business day shall be due and payable on the first business day occurring after such Interest Payment Date and interest shall continue to accrue on the principal amount of this Loan Agreement and Note until, and shall be due and payable on, such business day.

All cash payments of principal and interest hereunder shall be made in the lawful money of the United States. Any and all payments made hereunder shall be first applied to any accrued and unpaid interest and the balance shall be applied to the Outstanding Loan Amount. The Outstanding Loan Amount may be prepaid at any time in whole or in part without premium or penalty provided that all accrued and unpaid interest hereunder is paid in full.

2. Security.

(a)

Pledge. As collateral security for the full payment and performance of all obligations of the Borrower to the Lender under this Loan Agreement and Note, the Borrower hereby grants the Lender a first priority lien on and security interest in, all of its right, title and interest in, to and under all of the all of the issued and outstanding shares of the Lender that are owned by the Borrower as of the date hereof (the “MRI Minority Shares”) and all dividends or other income from the MRI Minority Shares, collections thereon or distributions with respect thereto.

(b)

Perfection of Pledge. The Borrower shall, from time to time, as may be required by the Lender with respect to the MRI Minority Shares, promptly take all actions as may be requested by the Lender to perfect the security interest of the Lender in the MRI Minority Shares, so that control of such MRI Minority Shares is obtained and at all times held by the Lender. All of the foregoing shall be at the sole cost and expense of the Borrower. The Borrower hereby irrevocably authorizes the Lender at any time and from time to time to file in any relevant jurisdiction any financing statements and amendments thereto that contain the information required by the applicable law of each such jurisdiction for the filing of any financing statement or amendment relating to the MRI Minority Shares, without the signature of the Borrower where permitted by law. The Borrower agrees to provide all information required by the Lender pursuant to this Section 2(b) promptly to the Lender upon request.

(c)

Dividends and Voting Rights. The Lender agrees that unless an Event of Default shall have occurred and be continuing, the Borrower may, to the extent the Borrower has such right as a holder of the MRI Minority Shares, vote and give consents, ratifications and waivers with respect thereto, except to the extent that, in the Lender’s reasonable judgment, any such vote, consent, ratification or waiver could detract from the value thereof as collateral for this Loan Agreement and Note or which could be inconsistent with or result in any violation of any provision of this Loan Agreement and Note. The Lender agrees that the Borrower may, unless an Event of Default shall have occurred and be continuing, receive and retain all dividends and other distributions with respect to the MRI Minority Shares.

(d)

Transfers. The Lender acknowledges and agrees that, notwithstanding the pledge in favor of the Lender in Section 2(a), the Borrower shall be entitled to sell or offer to sell, dispose of, convey, assign or otherwise transfer the MRI Minority Shares or any interest therein provided that 100% of the net proceeds from such sale(s) are used to prepay the Outstanding Loan Amount, together with any accrued but unpaid interest thereon, pursuant to Section 3.

(e)

Lender Appointed Attorney-in-Fact. The Borrower hereby appoints the Lender as the Borrower’s attorney-in-fact, with full authority in the place and stead of the Borrower and in the name of the Borrower or otherwise, from time to time during the continuance of an Event of Default in the Lender’s discretion to take any action and to execute any instrument which the Lender may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Borrower representing any dividend, interest payment or other distribution in respect of the MRI Minority Shares or any part thereof and to give full discharge for the same (but the Lender shall not be obligated to and shall have no liability to the Borrower or any third party for failure to do so or take action). Such appointment, being coupled with an interest, shall be irrevocable. The Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.

(f)

Release of Pledge. The security interest granted hereunder shall terminate automatically (i) upon payment in full of the obligations of the Borrower hereunder and (ii) with respect to any MRI Minority Shares that are disposed of in a sale transaction for cash (which cash will be used to repay Borrower’s obligations under this Loan Agreement and Note pursuant to Section 3 hereof).

(g)

SECURITY INTEREST ABSOLUTE. The Borrower hereby waives demand, notice, protest, notice of acceptance of this Loan Agreement and Note, notice of loans made, credit extended, collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. All rights of the Lender and liens and security interests hereunder, and all obligations of the Borrower hereunder, shall be absolute and unconditional irrespective of:

i.	any illegality or lack of validity or enforceability of any obligation or Borrower hereunder or any related agreement or instrument;

ii.

any change in the time, place or manner of payment of, or in any other term of, the obligations of Borrower hereunder, or any rescission, waiver, amendment or other modification of this Loan Agreement and Note or any other agreement, including any increase in the obligations of Borrower hereunder resulting from any extension of additional credit or otherwise;

iii.

any taking, exchange, substitution, release, impairment or non-perfection of any collateral, or any taking, release, impairment, amendment, waiver or other modification of any guaranty, for all or any of the obligations of the Borrower hereunder;

iv.	any manner of sale, disposition or application of proceeds of any collateral or any other collateral or other assets to all or part of the obligations of the Borrower hereunder;

v.	any default, failure or delay, willful or otherwise, in the performance of the obligations of the Borrower hereunder;

vi.	any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to, or be asserted by, the Borrower against the Lender; or

vii.

any other circumstance (including, without limitation, any statute of limitations) or manner of administering the loans granted hereunder or any existence of or reliance on any representation by the Lender that might vary the risk of the Borrower or otherwise operate as a defense available to, or a legal or equitable discharge of, the Borrower or any other grantor, guarantor or surety.

3. Mandatory Prepayments. No later than the fifth business day following the receipt of any net proceeds in respect of any sale or disposition of MRI Minority Shares by the Borrower, the Borrower shall apply an amount equal to 100% of such net proceeds to prepay the Outstanding Loan Amount, together with any accrued but unpaid interest thereon.

4. Representations and Warranties. The Borrower represents and warrants that:

(a)	it is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation and it has the power to own its assets and carry on the activities it conducts;

(b)	the obligations expressed to be assumed by it in this Loan Agreement and Note are, subject to any general principles of law limiting its obligations, legal, valid, binding and enforceable obligations;

(c)

the entry into and performance by it of, and the transactions contemplated by, this Loan Agreement and Note do not and will not conflict with: (i) any law or regulation applicable to it; (ii) its constitutional documents; or (iii) any agreement or instrument binding upon it or any of its assets;

(d)

it has the power to enter into, perform and deliver, and has taken all necessary action to authorize its entry into, performance and delivery of, this Loan Agreement and Note and the transactions contemplated hereby;

(e)

all authorizations, consents, approvals, registrations and filings (“Authorization”) required or desirable: (i) to enable it lawfully to enter into, exercise its rights and comply with its obligations in Loan Agreement and Note; and (ii) to make this Loan Agreement and Note admissible in evidence in its jurisdiction of incorporation, have been obtained or effected and are in full force and effect; and

(f)

the choice of Delaware law as the governing law of this Loan Agreement and Note will be recognized and enforced in its jurisdiction of incorporation. Any judgment obtained in Delaware in relation to this Loan Agreement and Note will be recognized and enforced in its jurisdiction of incorporation.

5. Covenants. The Borrower undertakes that:

(a)

it shall promptly: obtain, comply with and do all that is necessary to maintain in full force and effect any Authorization required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under this Loan Agreement and Note and to ensure its legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation;

(b)	it shall comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under this Loan Agreement and Note;

(c)	it shall not permit or suffer to exist any liens on the MRI Minority Shares (except under this Note and Agreement); and

(d)

it shall endeavor to dispose of the MRI Minority Shares in one or more sale transactions for cash (which cash will be used to repay its obligations under this Loan Agreement and Note pursuant to Section 3 hereof).

6. Events of Default. The occurrence of any of the following events shall constitute an event of default (“Event of Default”):

(a)

the Borrower fails to pay the principal of or interest accrued with respect to this Loan Agreement and Note, when and as the same shall become due and payable, and such non-payment continues for a period of more than five business days after receiving a written demand for such payment from the Lender;

(b)

the Borrower does not comply with any provision of this Loan Agreement and Note and such default continues for a period of thirty days after notice requiring the same to be remedied shall have been given by the Lender to the Borrower;

(c)

any representation or statement made or deemed to be made by the Borrower in this Loan Agreement and Note is or proves to have been incorrect or misleading in any material respect when made or deemed to be made;

(d)

the Borrower (i) is unable or admits inability to pay its debts as they become due; (ii) suspends making payments on any of its debts; or (iii) by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness or a moratorium is declared in respect of any indebtedness of the Borrower; or

(e)	a corporate action is filed legally dissolving the Borrower, whether by way of a voluntary liquidation or otherwise.

7. Remedies Upon Event of Default. Upon the occurrence of an Event of Default, so long as the same may be continuing:

(a)

Notwithstanding the interest rate specified in the second paragraph of this Loan Agreement and Note and other than with respect to an Event of Default described in Sections 6(d) or 6(e), all amounts due and unpaid shall bear interest at a rate equal to the prevailing United States prime rate plus 3.0% per annum.

(b)

The Borrower agrees to pay on demand all costs and expenses, if any (including fees and expenses of counsel), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Loan Agreement and Note, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this provision.

(c)	The Lender may by notice in writing to the Borrower (except in the case of Events of Default described in the foregoing paragraphs (d) or (e), in which case the following shall be automatic) declare all amounts owing hereunder to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower.

(d)

Borrower agrees to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or advisable to perfect and to maintain the perfection and priority of the Lender’s security interest in the MRI Minority Shares.

(e)

The Lender may, without any other notice to or demand upon the Borrower, assert all rights and remedies of a Lender under applicable law, including, without limitation, the right to take possession of, hold, collect, sell, lease, deliver, grant options to purchase or otherwise retain, liquidate or dispose of all or any portion of the MRI Minority Shares. If notice prior to disposition of the MRI Minority Shares or any portion thereof is necessary under applicable law, written notice mailed to the Borrower 10 days prior to the date of such disposition shall constitute reasonable notice, but notice given in any other reasonable manner shall be sufficient. So long as the sale of the MRI Minority Shares is made in a commercially reasonable manner, the Lender may sell such number of the MRI Minority Shares on such terms and to such purchaser(s) as the Lender in its absolute discretion may choose, without assuming any credit risk and without any obligation to advertise or give notice of any kind other than that necessary under applicable law. Without precluding any other methods of sale, the sale of the MRI Minority Shares or any portion thereof shall have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of creditors disposing of similar property. At any sale of the MRI Minority Shares, if permitted by applicable law, the Lender may be the purchaser, licensee, assignee or recipient of the MRI Minority Shares and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the MRI Minority Shares sold, assigned or licensed at such sale, to use and apply any of the obligations of the Borrower hereunder as a credit on account of the purchase price of the MRI Minority Shares or any part thereof payable at such sale. The Borrower hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the MRI Minority Shares, whether before or after sale hereunder, and all rights, if any, of marshalling the MRI Minority Shares and any other security for the obligations of the Borrower hereunder or otherwise. At any such sale, unless prohibited by applicable law, the Lender or any custodian may bid for and purchase all or any part of the MRI Minority Shares so sold free from any such right or equity of redemption. Neither the Lender nor any custodian shall be liable for failure to collect or realize upon any or all of the MRI Minority Shares or for any delay in so doing, nor shall it be under any obligation to take any action whatsoever with regard thereto. The Borrower agrees that it would not be commercially unreasonable for the Lender to dispose of all or any portion of the MRI Minority Shares by utilizing internet sites that provide for the auction of assets of the type included in the MRI Minority Shares or that have the reasonable capability of doing so, or that match buyers and sellers of assets. The Lender shall not be obligated to clean-up or otherwise prepare the MRI Minority Shares for sale.

(f)

All rights of the Borrower to (i) exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 2(c) and (ii) receive the dividends and other distributions which it would otherwise be entitled to receive and retain pursuant to Section 2(c), shall immediately cease, and all such rights shall thereupon become vested in the Lender, which shall have the sole right to exercise such voting and other consensual rights and receive and hold such dividends and other distributions as collateral.

(g)	To the extent permitted by applicable law, the Borrower waives all claims, damages and demands it may acquire against the Lender arising out of the exercise by it of any rights hereunder.

8. Costs and Expenses. The Borrower agrees to reimburse the Lender for all reasonable costs and expenses (including reasonable attorney’s fees and expenses) incurred in connection with any legal action to enforce this Loan Agreement and Note or to protect the rights of the Lender to receive payment hereunder.

9. Governing Law. This Loan Agreement and Note shall be governed by, and construed in accordance with, the laws of Delaware without regard to conflicts of law principles.

10. Continuing Security Interest; Further Actions. This Loan Agreement and Note shall create a continuing first priority lien and security interest in the MRI Minority Shares and shall (a) subject to Section 2(f) and Section 3, remain in full force and effect until payment and performance in full of the obligations of the Borrower hereunder, (b) be binding upon the Borrower, its successors and assigns, and (c) inure to the benefit of the Lender and its successors, transferees and assigns; provided that the Borrower may not assign or otherwise transfer any of its rights or obligations under this Loan Agreement and Note without the prior written consent of the Lender.

11. Counterparts. This Loan Agreement and Note and any amendments, waivers, consents or supplements hereto may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Loan Agreement and Note by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement. This Loan Agreement and Note constitute the entire contract among the parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto.

12. Electronic Records and Signature. It is agreed by the parties hereto that, notwithstanding the use herein of the words “writing,” “execution,” “signed,” “signature,” or other words of similar import, the parties hereto intend that the use of electronic signatures and the keeping of records in electronic form be granted the same legal effect, validity or enforceability as a signature affixed by hand or the use of a paper-based record keeping system (as the case might be) to the extent and as provided for in any applicable law including the Federal Electronic Signatures in Global and National Commerce Act or any similar state laws based on the Uniform Electronic Transactions Act.

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IN WITNESS WHEREOF, the Lender and the Borrower have caused this Loan Agreement and Note to be duly executed as of the date set forth below.

LENDER:

MONTAUK RENEWABLES, INC.

By
Name:
Title:

BORROWER:

MONTAUK HOLDINGS LIMITED

By
Name:
Title:

Dated: